EXHIBIT 10.4

                             UNIVERSAL HEIGHTS, INC.


                             STOCK OPTION AGREEMENT


      This Agreement, dated as of October 12, 1995, is made between Universal Heights, Inc., a Delaware corporation, having its principal offices at 19589 N.E. 10th Avenue, North Miami Beach, Florida 33179 (the "Company"), and JAY COVINGTON, who resides at 2336 Iroquois Road, Wilmette, Illinois 60091 (the "Optionee").

                            W I T N E S S E T H :


      1. GRANT OF OPTION. The Company hereby grants to the Optionee, subject to the terms and conditions herein set forth and as set forth in the Consulting Agreement (the "Consulting Agreement") dated the date hereof by and between the Company and the Optionee, the right and option (the "Option") to purchase from the Company, all or any part of an aggregate of FIFTY-FIVE THOUSAND (55,000) post-split shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at an exercise price per share equal to the closing bid price of the Company's Common Stock as quoted on the NASDAQ SmallCap Market system on the respective date such Option vests as provided in Section 3 hereof.

      2. TERMS AND CONDITIONS. It is understood and agreed that this Option, and the exercise of said Option, is subject to the terms and conditions set forth herein and the Consulting Agreement.

      3. VESTING AND LIMITATION ON EXERCISE OF OPTION. This Option shall vest with respect to (i) 30,000 shares of Common Stock issuable upon exercise thereof on the date thereof (the "Initial 30,000 Option Shares"), and (ii) the remaining 25,000 shares on the date one (1) year from the date hereof (the "Remaining 25,000 Option Shares"). Following the vesting of the Option as provided in this
Section 3, the Option shall not be exercisable with respect to the Initial



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30,000 Option Shares and the Remaining 25,000 Option Shares until the date one
(1) year from their respective vesting dates as provided in this Section 3.

      4. EXPIRATION OF OPTION. This Option shall not be exercisable after 5:00 p.m. E.S.T. on the date ten (10) years from the respective vesting dates of the Initial 30,000 Option Shares and the Remaining 25,000 Option Shares as set forth in Section 3 hereof.

      5. NON-ASSIGNABILITY OF OPTION. This Option shall not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise incumbered or disposed of by the Optionee, otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall not be exercisable by any other person, but only by him.

      6. METHOD OF EXERCISE OF OPTION. The Optionee shall notify the Company by written notice sent by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, properly receipted, as to the number of shares of Common Stock the Optionee desires to purchase under this Option, which written notice shall be accompanied by the Optionee's check payable to the order of the Company for the full option price of such shares of Common Stock. As soon as practicable after the receipt of such written notice the Company shall, at its principal office, tender to the Optionee a certificate or certificates issued in the Optionee's name evidencing the shares of Common Stock purchased by the Optionee hereunder.

      7. INVESTMENT REPRESENTATION. The Optionee represents that at the time of any exercise of this Option, where the shares of Common Stock underlying the Option are not registered under the Securities Act of 1933, as amended, such shares of Common Stock will be acquired for investment and not for resale or with a view to the distribution thereof.



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      8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Common Stock or the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, or liquidations, the number of shares of Stock issuable upon the exercise of this Option, the option price thereof and any limitation on exercise set forth in Section 3 hereof shall be correspondingly adjusted by the Company. Any such adjustment in the number of shares of Common Stock issuable upon exercise of this Option shall apply proportionately to only the then unexercised portion of this Option. If fractional shares would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

      9. NO RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a Stockholder in respect to the shares of Common Stock issuable upon exercise of this Option as to which this Option shall not have been exercised and payment made as herein provided.

      10. BINDING EFFECT. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

      11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      12. NOTICES. Any notice hereunder shall be delivered by hand or by registered or certified mail, return receipt requested, to a party at its address set forth above with a copy to Gusrae, Kaplan & Bruno, 120 Wall Street, New York, New York 10005, Attention: Lawrence G. Nusbaum, Esq., subject to the right of either party to designate at any time hereafter, in writing, some other address.



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      13. COUNTERPARTS. This Agreement may be exercised in counterparts, each of which shall constitute one and the same instrument.

      14. REGISTRATION RIGHTS. If permitted by the rules and regulations of the Securities and Exchange Commission, the Company agrees to use its best efforts to file a registration statement on Form S-8 (or any successor form) covering the shares of Common Stock issuable upon exercise of this Option with in twelve
(12) months from the date hereof with respect to the Initial 30,000 Option Shares and twenty-four (24) months from the date hereof with respect to the Remaining 25,000 Option Shares.

      IN WITNESS WHEREOF, Universal Heights, Inc. has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both as of the day and year first written.

                                    UNIVERSAL HEIGHTS, INC.



                                    By:  /s/ Bradley I. Meier
                                         -------------------------
                                         Bradley I. Meier
                                         President


/s/ Jay Covington
------------------------------
JAY COVINGTON, Optionee